    As filed with the Securities and Exchange Commission on January 6, 1997

                                                     Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ---------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                   ---------

                           INTERSTATE HOTELS COMPANY
             (Exact Name of Registrant as Specified in its Charter)

       PENNSYLVANIA                                             25-1788101
   (State of Incorporation)                                  (I.R.S. Employer
                                                          Identification Number)

                                FOSTER PLAZA 10
                               680 ANDERSEN DRIVE
                         PITTSBURGH, PENNSYLVANIA 15220
                                 (412) 937-0600
                    (Address of Principal Executive Offices)

                           INTERSTATE HOTELS COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                              MARVIN I. DROZ, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                FOSTER PLAZA 10
                               680 ANDERSEN DRIVE
                         PITTSBURGH, PENNSYLVANIA 15220
                                 (412) 937-0600
           (Name, Address and Telephone Number of Agent for Service)

                                   ---------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                         Proposed             Proposed
                                                                          Maximum              Maximum
Title of                                             Amount              Offering             Aggregate             Amount of
Securities to                                         to be              Price per            Offering             Registration
be Registered                                      Registered (1)          Share                Price                Fee (2)
---------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.01  per share             500,000               $27.00             $13,500,000              $4,091
=================================================================================================================================



(1) Pursuant to Rule 416, there are also registered hereunder an indeterminate amount of interests in the Interstate Hotels Company Employee Stock Purchase Plan (the "Plan") and such indeterminate number of additional shares as may become subject to the Plan as a result of the antidilution provisions contained therein.


(2) The registration fee has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sale prices of shares of the Common Stock on the Composite Tape of the New York Stock Exchange, Inc. on December 27, 1996.

===============================================================================

                                EXPLANATORY NOTE

     The information called for by Part I of Form S-8 is included in the description of the Interstate Hotels Company Employee Stock Purchase Plan (the "Plan") to be delivered to persons purchasing shares pursuant to the Plan. Pursuant to the Note to Part I of Form S-8, this information is not being filed with or included in this Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Interstate Hotels Company (the "Company"), are incorporated by reference, as of their respective dates, in this Registration Statement:

         (a) The Company's Prospectus dated December 10, 1996 filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's common stock, par value $0.01 per share ("Common Stock");

         (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1996 and September 30, 1996; and

         (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 1-11731), filed May 17, 1996.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

     Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative actions), to which any of them is a party or is threatened to be made a party by reason of his being a representative of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 1742 permits indemnification in derivative actions if the appropriate standard of conduct is met, except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742.

     Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct and that such determination will be made (i) by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

     Section 1745 provides that expenses incurred by an officer or director in defending an action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determining that he is not entitled to be indemnified by the corporation.

     Section 1746 provides generally that the indemnification and advancement of expenses provided by Subchapter 17D of the BCL (i) will not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office, and (ii) may not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 1747 grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against that liability under Subchapter 17D of BCL.

     Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the BCL to successor corporations in fundamental corporate changes and to representatives serving as fiduciaries of employee benefit plans.

     Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter 17D of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

     The Company's Bylaws provide in general that the Company shall indemnify its officers and directors to the fullest extent permitted by law. The Bylaws further provide that any alteration, amendment, or repeal of the indemnification provisions, if not approved by 80% of the total number of directors of the Company, requires the affirmative vote of shareholders owning at least 80% of the outstanding shares entitled to vote.

     As authorized by the Company's Articles of Incorporation, the Company entered into indemnification agreements with each of its directors. These indemnification agreements provide for, among other things, (i) the indemnification by the Company of the indemnitees thereunder to the extent described above, (ii) the advancement of attorney's fees and other expenses, and (iii) the establishment, upon approval by the Board, of trusts or other funding mechanisms to fund the Company's indemnification obligations thereunder.

ITEM 8. EXHIBITS

          4.1     Amended and Restated Articles of Incorporation of the Company
                  (previously filed as an exhibit to the Company's Quarterly
                  Report on Form 10-Q for the fiscal quarter ended June 30, 1996 and incorporated herein by reference).

          4.2 Fifth Amended and Restated Bylaws of the Company (previously filed as an exhibit to the Company's Quarterly Report on Form
                  10-Q for the fiscal quarter ended June 30, 1996 and incorporated herein by reference).

          5.1     Opinion of Jones, Day, Reavis & Pogue.

         23.1     Consent of Coopers & Lybrand L.L.P.

         23.2     Consent of Pannell Kerr Forster.

         23.3     Consent of Jones, Day, Reavis & Pogue (included in
                  Exhibit 5.1).

         24.1     Powers of Attorney.

         99.1     Employee Stock Purchase Plan, as amended through January 1,
                  1997.

ITEM 9. UNDERTAKINGS

     A. The Company hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on December 31, 1996.

                                     INTERSTATE HOTELS COMPANY

                                      By: /S/ W. THOMAS PARRINGTON, JR.
                                         ------------------------------------
                                              W. Thomas Parrington, Jr.
                                          President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 31, 1996.

       SIGNATURES                                            TITLE
       ----------                                            -----
 /S/ W. THOMAS PARRINGTON,JR.               President and Chief Executive Officer; Director
------------------------------                     (Principal Executive Officer)
  W. Thomas Parrington, Jr.

            *                               Executive Vice President and Chief Financial Officer
------------------------------                  (Principal Financial and Accounting Officer)
   J. William Richardson

            *                                                Director
------------------------------
        Milton Fine

            *                                                Director
------------------------------
       David J. Fine

            *                                                Director
------------------------------
     Michael J. Aranson

            *                                                Director
------------------------------
    R. Michael McCullough

            *                                                Director
------------------------------
      Thomas J. Saylak

            *                                                Director
------------------------------
      Steven J. Smith

                                    *By: /S/ W. THOMAS PARRINGTON, JR.
                                        -------------------------------
                                             W. Thomas Parrington, Jr.
                                          Pursuant to Powers of Attorney
                                              filed herewith with the
                                        Securities and Exchange Commission

                               INDEX TO EXHIBITS

Exhibit No.                                   Description
-----------                                   -----------
     4.1            Amended and Restated Articles of Incorporation of the Company (previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996 and incorporated herein by reference).

     4.2            Fifth Amended and Restated Bylaws of the Company (previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30,
                    1996 and incorporated herein by reference).

     5.1            Opinion of Jones, Day, Reavis & Pogue.

    23.1            Consent of Coopers & Lybrand L.L.P.

    23.2            Consent of Pannell Kerr Forster.

    23.3            Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

    24.1            Powers of Attorney.

    99.1            Employee Stock Purchase Plan, as amended through January 1, 1997.